EXHIBIT 23.1


	CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

	We hereby consent to the inclusion in this Annual Report on Form 11-K with respect to the Computer Power, Inc. Retirement Savings Plan (the "Plan") of our report dated May 25, 1994 with respect to the Plan's financial statements for the year ended December 31, 1993.



July 29, 1994		ARTHUR ANDERSEN & CO.





- -4-